Exhibit 99.2

CRESTWOOD EQUITY PARTNERS LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements and accompanying financial information of Crestwood Equity Partners LP (Crestwood Equity) as of and for the three months ended March 31, 2016, and for the year ended December 31, 2015, were derived from (i) the audited consolidated financial statements of Crestwood Equity as of and for the year ended December 31, 2015, included in its Annual Report on Form 10-K; and (ii) the unaudited consolidated financial statements of Crestwood Equity as of and for the three months ended March 31, 2016 included in its Quarterly Report on Form 10-Q.

Pursuant to the previously announced Contribution Agreement dated April 20, 2016 between a wholly owned subsidiary of Crestwood Equity and Con Edison Gas Pipeline and Storage Northeast, LLC (CEGPS), a wholly owned subsidiary of Consolidated Edison, Inc., Crestwood Equity will contribute its natural gas pipeline and storage business located in southern New York and northern Pennsylvania (the NE S&T operations) and CEGPS will contribute approximately $974.5 million to Stagecoach Gas Services LLC (Stagecoach Gas), and Stagecoach Gas will distribute the proceeds to Crestwood Equity’s wholly owned subsidiary (collectively, the Transactions). The unaudited pro forma financial information of Crestwood Equity reflects the pro forma impact of the Transactions and related deconsolidation of the NE S&T operations. The historical financial statements have been adjusted in the pro forma financial statements to give effect to events that are (i) directly attributable to the transaction; (ii) factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on Crestwood Equity’s operations.

Crestwood Equity’s 50% ownership interest in Stagecoach Gas is reflected in the unaudited pro forma financial statements as an equity method investment at its estimated fair value. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2016 reflects the transaction as if it occurred on March 31, 2016 and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2015 and for the three months ended March 31, 2016 reflect the transaction as if it occurred on January 1, 2015. The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only and are not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the transaction had been completed as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of Crestwood Equity. Future results may vary significantly from the results reflected because of various factors. The pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed financial information.

Crestwood Equity Partners LP

Unaudited Pro Forma Condensed Consolidated Balance Sheet

March 31, 2016

(In millions)

	Crestwood Equity Partners LP Historical	NE S&T Operations	Other Adjustments		Crestwood Equity Partners LP Pro Forma
		(a)
ASSETS
Current assets:
Cash and cash equivalents	$1.1	$—	$974.5	(b)	$0.3
			(319.1)	(c)
			(12.0)	(d)
			(644.2)	(e)
Accounts receivable	209.6	(14.7)	—		194.9
Inventory	26.6	(2.0)	—		24.6
Prepaid expenses and other current assets	35.1	(4.2)	—		30.9

Total current assets	272.4	(20.9)	(0.8)		250.7
Property, plant and equipment, net	3,303.0	(1,134.0)	—		2,169.0
Intangible assets, net	750.2	(9.3)	—		740.9
Goodwill	975.8	(726.3)	—		249.5
Investment in unconsolidated affiliates	260.6	—	864.0	(f)	1,124.6
Other assets	8.0	—	—		8.0

Total assets	$5,570.0	$(1,890.5)	$863.2		$4,542.7

LIABILITIES & PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$119.1	$(0.8)	$—		$118.3
Accrued expenses and other liabilities	96.8	(1.5)	(3.7)	(c)	91.6
Other current liabilities	8.2	—	—		8.2

Total current liabilities	224.1	(2.3)	(3.7)		218.1
Long term debt, less current portion	2,530.8	—	(322.8)	(c)	1,560.7
			(3.1)	(d)
			(644.2)	(e)
Other long-term liabilities	56.5	(2.3)	—		54.2
Partners’ capital	2,758.6	(1,885.9)	974.5	(b)	2,709.7
			7.4	(c)
			(8.9)	(d)
			864.0	(f)

Total liabilities and partners’ capital	$5,570.0	$(1,890.5)	$863.2		$4,542.7

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Crestwood Equity Partners LP

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2016

(In millions, except unit and per unit information)

	Crestwood Equity Partners LP Historical	NE S&T Operations	Other Adjustments		Crestwood Equity Partners LP Pro Forma
		(a)
Revenues	$536.0	$(43.3)	$—		$492.7
Expenses
Costs of product/services sold (excluding depreciation, amortization and accretion as shown below)	363.4	(2.8)	—		360.6
Operations and maintenance expenses	41.8	(4.2)	—		37.6
General and administrative expenses	23.0	—	—		23.0
Depreciation, amortization and accretion	62.3	(10.7)	—		51.6
Other operating expenses	109.7	—	—		109.7

	600.2	(17.7)	—		582.5
Operating loss	(64.2)	(25.6)	—		(89.8)
Earnings from unconsolidated affiliates, net	6.5	—	12.8	(g)	19.3
Interest and debt expense	(36.1)	—	9.7	(h)	(26.4)
Other income, net	0.1	—	—		0.1

Income (loss) before income taxes	(93.7)	(25.6)	22.5		(96.8)
Provision for income taxes	—	—	—		—

Net income (loss)	(93.7)	(25.6)	22.5		(96.8)
Net income attributable to non-controlling partners	5.9	—	—		5.9

Net income (loss) attributable to Crestwood Equity Partners LP	$(99.6)	$(25.6)	$22.5		$(102.7)
Net income (loss) attributable to preferred units	1.6	—	—		1.6

Net income (loss) attributable to partners	$(101.2)	$(25.6)	$22.5		$(104.3)

Subordinated unitholders’ interest in net loss	$—				$—

Common unitholders’ interest in net loss	$(101.2)				$(104.3)

Net loss per limited partner unit:
Basic	$(1.47)				$(1.51)

Diluted	$(1.47)				$(1.51)

Weighted average limited partners’ units outstanding (in thousands)
Basic	68,912				68,912
Dilutive units	—				—

Diluted	68,912				68,912

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Crestwood Equity Partners LP

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2015

(In millions, except unit and per unit information)

	Crestwood Equity Partners LP Historical	NE S&T Operations	Other Adjustments		Crestwood Equity Partners LP Pro Forma
		(a)
Revenues	$2,632.8	$(176.8)	$—		$2,456.0
Expenses
Costs of product/services sold (excluding depreciation, amortization and accretion as shown below)	1,883.5	(13.3)	—		1,870.2
Operations and maintenance expenses	190.2	(21.7)	—		168.5
General and administrative expenses	116.3	—	—		116.3
Depreciation, amortization and accretion	300.1	(42.9)	—		257.2
Other operating expenses	2,227.5	—	—		2,227.5

	4,717.6	(77.9)	—		4,639.7
Operating loss	(2,084.8)	(98.9)	—		(2,183.7)
Earnings (loss) from unconsolidated affiliates, net	(60.8)	—	48.7	(g)	(12.1)
Interest and debt expense	(140.1)	0.1	37.1	(h)	(102.9)
Other expense	(19.4)	1.4	—		(18.0)

Income (loss) before income taxes	(2,305.1)	(97.4)	85.8		(2,316.7)
Provision for income taxes	(1.4)	—	—		(1.4)

Net income (loss)	(2,303.7)	(97.4)	85.8		(2,315.3)
Net loss attributable to non-controlling partners	(636.8)	(70.1)	61.7	(i)	(645.2)

Net income (loss) attributable to Crestwood Equity Partners LP	(1,666.9)	(27.3)	24.1		(1,670.1)
Net income attributable to preferred units	6.2	—	—		6.2

Net income (loss) attributable to partners	$(1,673.1)	$(27.3)	$24.1		$(1,676.3)

Subordinated unitholders’ interest in net loss	$—				$—

Common unitholders’ interest in net loss	$(1,673.1)				$(1,676.3)

Net loss per limited partner unit:
Basic	$(54.00)				$(54.10)

Diluted	$(54.00)				$(54.10)

Weighted average limited partners’ units outstanding (in thousands)
Basic	30,983				30,983
Dilutive units	—				—

Diluted	30,983				30,983

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Deconsolidation of NE S&T Operations

(a)	To record the deconsolidation of the NE S&T operations in connection with the Transactions.

Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

(b)	Reflects the proceeds received from the Transactions. Based on proceeds and the pro forma investment in unconsolidated affiliate to be recorded as of March 31, 2016, Crestwood Equity would recognize a loss on deconsolidation of approximately $47.4 million, which is reflected in the pro forma adjustment to partners’ capital. The unaudited pro forma condensed consolidated statements of operations do not include this loss because the loss is not expected to have a continuing impact on Crestwood Equity’s results of operations.

(c)	Reflects the following: (i) repayments of the principal amounts and fees associated with Crestwood Midstream’s 6.0% Senior Notes due 2020 and 6.125% Senior Notes due 2022 with proceeds received from the Transactions; (ii) a gain on the extinguishment of the senior notes; and (iii) payment of accrued interest associated with the senior notes.

(d)	Reflects payment of transaction costs, of which $3.1 million represents deferred financing costs.

(e)	Reflects repayments of a portion of the amount outstanding under Crestwood Midstream’s credit facility with proceeds received as a result of the Transactions.

(f)	Reflects Crestwood Equity’s equity investment in Stagecoach Gas based on its estimated fair value as of March 31, 2016.

Unaudited Pro Forma Condensed Consolidated Statements of Operations Adjustments

(g)	Reflects Crestwood Equity’s portion of Stagecoach Gas’ net income based on its 50% equity method investment in Stagecoach Gas. From June 2016 through May 2018, and from June 2018 through May 2019, and thereafter, Crestwood Equity will receive distributions from Stagecoach Gas based on 35%, 40% and 50%, respectively, of its available cash.

(h)	Reflects the pro forma adjustment of interest expense as follows (in millions):

	December 31, 2015	March 31, 2016
Reduction in Crestwood Equity’s interest expense for repayments of amounts under Crestwood Midstream’s credit facility and senior notes	$(37.1)	$(9.7)

Pro forma adjustment to interest expense	$(37.1)	$(9.7)

(i)	Reflects the adjustment to net loss attributable to non-controlling partners based on Crestwood Midstream’s pro forma adjustments to its net loss.